UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020 (October 30, 2019)

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On November 4, 2019, Verus International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission with respect to the execution of a Contribution and Sale Agreement dated October 30, 2019 (the “Contribution and Sale Agreement”) pursuant to which the Company acquired South Enterprise, LLC and Nutribrands, LTDA (“Nutribrands”). The Original 8-K indicated that pursuant to Items 9.01(a)(4) and 9.01(b)(2), the Company would file financial statements of the acquired businesses together with pro forma financial information no later than 75 days after the competition of the acquisitions. Subsequently, on April 14, 2020, the Company filed a Current Report on Form 8-K pursuant to which the Company disclosed that it had entered into a Termination Agreement with Nutribrands pursuant to which, among other things, the Contribution and Sale Agreement was terminated. Accordingly, the Company has determined that it is no longer required to file financial statements of the acquired businesses or pro forma financial information with respect thereto.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(a)	Pro forma financial information.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: April 14, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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